                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               KAYDON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               KAYDON CORPORATION
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

                                                                  Tampa, Florida
                                                                  March 18, 1999

To Shareholders:

     The Annual Meeting of Shareholders of Kaydon Corporation ("Kaydon") will be held at Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, Florida on Friday, April 30, 1999 at 10:00 a.m. for the following purposes:

          (1) to elect a Board of Directors;

          (2) to approve the Kaydon Corporation 1999 Long Term Stock Incentive Plan; and

          (3) to transact such other business as may properly come before the meeting and any adjournment thereof.

     Shareholders of record at the close of business on Friday, February 26, 1999 are entitled to notice of and to vote at the meeting.

                                           JOHN F. BROCCI
                                           Vice President Administration
                                           and Secretary

     THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND
IMMEDIATE RETURN OF THE ACCOMPANYING PROXY.

You can help avoid the necessity and expense of sending a follow-up letter by the prompt completion and return of the enclosed proxy whether or not you expect to attend the Annual Meeting of Shareholders. For your convenience, there is enclosed a self-addressed envelope requiring no postage if mailed in the United States.

                               KAYDON CORPORATION
                          ARBOR SHORELINE OFFICE PARK
                         19345 U.S. 19 NORTH, SUITE 500
                           CLEARWATER, FLORIDA 33764

                             ---------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 30, 1999

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                                                  March 18, 1999

INTRODUCTION

     The Annual Meeting of Shareholders of Kaydon Corporation ("Kaydon") will be held on Friday, April 30, 1999, at the Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, Florida at 10:00 a.m. for the purposes set forth in the accompanying notice. This statement is furnished in connection with the solicitation by Kaydon's Board of Directors of proxies to be voted at such meeting and at any and all adjournments thereof.

QUORUM AND VOTE REQUIREMENTS

     Each Share of common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting.

     Participants in the Kaydon Corporation Employee Stock Ownership and Thrift Plan, the Electro-Tec Corporation Employee Retirement Benefit Plan and the Fluid Power Companies' Pension and Retirement Savings Plan will receive separate voting instruction cards covering the shares held for participants in those Plans. Voting instruction cards must be returned or the shares will not be voted by the trustee.

     For purposes of determining the presence or absence of a QUORUM for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by broker non-votes, will be counted as present and entitled to vote and they count towards the quorum.

     Proxies properly executed, duly returned and not revoked will be voted at the Annual Meeting (including adjournments) in accordance with the specifications therein.

     If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to the exercise thereof by executing and returning a proxy bearing a later date, by giving notice of revocation to the Secretary of Kaydon, or by attending the Annual Meeting and voting in person.

     Votes are counted at the meeting by the Inspector of Election.

ELECTION OF DIRECTORS (ITEM NO. 1 ON PROXY CARD)

     The Directors shall be elected by a plurality of votes validly cast in person or by proxy at any meeting at which a quorum is present. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees as Directors, will not be counted in determining whether a plurality of votes was obtained in such matters. If no directions are given and the signed card is returned, the members named as proxies will vote the shares for the election of all listed nominees for Directors. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), and abstentions, those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

KAYDON CORPORATION 1999 LONG TERM STOCK INCENTIVE PLAN (ITEM NO. 2 ON PROXY
CARD)

     With respect to the proposal to approve Kaydon Corporation's 1999 Long Term Stock Incentive Plan such approval shall be determined by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on this proposal. For purposes of counting votes on this proposal, abstentions will have the same effect as votes against approval of the Plan. Broker non-votes do not affect the approval of the Plan.

                             ELECTION OF DIRECTORS

     The persons designated as proxies in the accompanying proxy have been selected by the Board of Directors of Kaydon and have indicated that they intend to vote all proxies received by them for the election of each of the following nominees for the office of director of Kaydon, unless instructed otherwise, each to serve until the Annual Meeting of Shareholders next succeeding their election and until their successors have been duly elected and qualified.

     If for any reason any of the following nominees is not a candidate when the election occurs, which is not anticipated, it is intended that the proxies will be voted for the election of a substitute nominee if one is designated by the Board of Directors.

NAME AND AGE OF NOMINEES
------------------------

Gerald J. Breen (53).........  Mr. Breen is the Chairman and CEO of IER
                               Industries, Inc. since 1993. Prior to that Mr. Breen had been owner, President and Chief Executive Officer of Cuyam Corporation and a private investor since 1986. From 1983 to 1986, Mr. Breen was the President and General Manager of Hendrickson International, and was with Imperial Clevite, Inc. from 1972 to 1983, his last position being that of Vice President, Replacement Marketing. Mr. Breen also serves on the Board of Directors of Disposable Products Company, LLC. He has been a Director of Kaydon since January 1992.

Brian P. Campbell (58).......  Mr. Campbell has been President and Chief
                               Executive Officer of Kaydon Corporation since September 1998. Prior to that he was founder and President of TriMas Corporation from May 1986 to January 1998, and from January 1998 to September 1998, President and Co-Chief Operating Officer of Masco Tech, Inc. From 1974 to 1986, Mr. Campbell held several executive positions at Masco Corporation, including Vice President of Business Development and Group President. He has been a Director of Kaydon since September 1995.

Lawrence J. Cawley (64)......  Mr. Cawley has been Chairman of the Board of
                               Kaydon Corporation since June 1996, and served as interim President and Chief Executive Officer from June 1998 to September 1998. Prior to that he was Chairman and Chief Executive Officer from September 1989 to June 1996. From November 1987 to September 1989, he was President and Chief Executive Officer of Kaydon. Mr. Cawley served as President and Chief Operating Officer of Kaydon from April 1987 to November 1987 and was President of the Bearing Division of Kaydon from October 1985 to April 1987. Prior to joining Kaydon, Mr. Cawley was President and General Manager of Clevite, a division of Imperial Clevite Corporation. He has been a Director of Kaydon since April 1986.

Thomas C. Sullivan (61)......  Mr. Sullivan has been Chairman, President and
                               Chief Executive Officer of RPM, Inc. since 1971. Mr. Sullivan joined RPM, Inc. as a Divisional Sales Manager in 1961, was elected Vice President in 1967 and became an Executive Vice President in 1969. He has been a Director of RPM, Inc. since 1963. Mr. Sullivan is a Director of Pioneer-Standard Electronics, Inc., National City Bank, and Huffy Corporation. He has been a Director of Kaydon since September 1998.

B. Joseph White, Ph.D. (51)..  Mr. White is Dean of the University of Michigan
                               Business School, a position he has held since 1991. Mr. White is a Trustee of Equity Residential Properties Trust, a national firm that owns and manages apartment properties. He is a Director of Kelly Services, Inc., a temporary services firm, and Gordon Food Service, Inc., a food distribution company. Mr. White is a Director of mutual funds managed by Alger Management, Inc., including the Alger Fund, Alger American Fund, Alger Retirement Fund, Spectra Fund, and Castle Convertible Fund.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE PERSONS NAMED ABOVE AS DIRECTORS OF THE CORPORATION.

                   DIRECTOR COMPENSATION AND BOARD COMMITTEES

     During 1998, Kaydon's Board of Directors met seven times for regular meetings and two times for a special telephonic meeting. Each outside Director received $2,000 for each attendance of the Board of Directors regular meeting and $500 for attendance at each telephonic meeting. Each outside Director was paid $15,000 as a retainer for the year, paid quarterly. In addition to the payment of such fees, the Company reimburses all Directors for expenses incurred in carrying out their duties. Each Director attended more than 75% of the aggregate of the total meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the Directors served.

     The Board of Directors has an Audit Committee and a Compensation Committee. The principal responsibilities of the Audit Committee are to ensure for the Board of Directors: (a) that generally accepted accounting principles are being followed; and (b) that the total audit coverage of the Corporation and its subsidiaries is satisfactory. The Audit Committee provides an open avenue of communication between management and the external auditors and the Board of Directors. The Committee reviews the nature of all services performed by the external auditors, including the scope and extent of their audit, the results of their audit, and their compensation. The Committee met two times during the year. The members of the Committee are: Thomas C. Sullivan (Chairman) and Gerald
J. Breen.

     The principal responsibilities of the Compensation Committee are to: (a) review and advise management on broad compensation policies, incentive programs, stock option and stock purchase plans, deferred compensation and retirement plans; (b) approve and recommend base salaries, salary increases and other benefits for elected officers; (c) take certain actions required or permitted to be taken by the Board of Directors under the stock option plan and incentive compensation plans of Kaydon; and (d) review recommendations for major changes in compensation, benefit and retirement plans which have application to significant numbers of Kaydon's total employees and which require review or approval of the Board of Directors. The Committee met three times during the year. The members of the Committee are: Gerald J. Breen (Chairman), and Thomas
C. Sullivan.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

NUMBER OF SHARES OUTSTANDING, RECORD DATE AND LIST OF SHAREHOLDERS

     Only shareholders of record at the close of business on Friday, February 26, 1999 are entitled to notice of and to vote at the Annual Meeting. At the close of business on such date there were 31,960,577 shares of common stock of Kaydon outstanding. A shareholders list will be available for examination by shareholders at the Annual Meeting in accordance with Section 219 of the Delaware Corporation Law.

       COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of December 31, 1998, concerning the only persons known to Kaydon to be the beneficial owners of more than 5% of Kaydon's issued and outstanding stock:

                                                                              PERCENTAGE OF
NAME AND ADDRESS                                AMOUNT AND NATURE OF      ISSUED AND OUTSTANDING
OF BENEFICIAL OWNER                            BENEFICIAL OWNERSHIP(1)         COMMON STOCK
-------------------                            -----------------------    ----------------------
FMR Corporation..............................         1,969,700                     6.12%
  82 Devonshire Street
  Boston, MA 02109
NewSouth Capital Management, Inc.............         1,637,787                      5.1%
  1000 Ridgeway Loop Rd., Suite 233
  Memphis, TN 38120

---------------

(1) These shares are owned by various individual and institutional investors for which FMR Corporation and NewSouth Capital Management, Inc. respectively serve as investment advisors with power to direct investments and/or shared power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, FMR Corporation and NewSouth Capital Management, Inc. are deemed to be beneficial owners of such shares; however, each expressly disclaims that they are, in fact, the beneficial owners of such shares.

     The following table presents information regarding beneficial ownership of Kaydon's common stock by each member of the Board of Directors and other Executive Officers as of December 31, 1998.

                                                                                     PERCENTAGE OF ISSUED
                                                              AMOUNT AND NATURE        AND OUTSTANDING
                                                           OF BENEFICIAL OWNERSHIP     COMMON STOCK ON
BOARD OF DIRECTORS                                             OF COMMON STOCK        DECEMBER 31, 1998
------------------                                         -----------------------   --------------------
Gerald J. Breen..........................................           15,000(1)                  *
  8271 Bavaria Road
  Macedonia, OH 44056
Brian P. Campbell........................................          106,000(2)                  *
  315 East Eisenhower Parkway, Suite 300
  Ann Arbor, MI 48108
Lawrence J. Cawley.......................................          271,453(3)                  *
  19345 U.S. 19 North, Suite 500
  Clearwater, FL 33764
Thomas C. Sullivan.......................................            5,000                     *
  2628 Pearl Road
  P.O. Box 777
  Medina, OH 44258

OTHER EXECUTIVE OFFICERS

John F. Brocci...........................................          120,340(4)                  *
  19345 U.S. 19 North, Suite 500
  Clearwater, FL 33764
All officers and directors as a..........................          517,793                   1.6%
  group, 5 persons

---------------

 *  Less than one percent.
(1) Included in these shares are 10,000 shares which are acquirable under the Stock Option Plan in 1999.
(2) Included in these shares are 2,000 shares owned by a trust as to which Mr. Campbell disclaims beneficial ownership, and 30,000 shares which are acquirable under the Stock Option Plan in 1999.
(3) Included in these shares are 50,000 owned by Mrs. Cawley as to which Mr. Cawley disclaims beneficial ownership, and 137,500 shares which are acquirable under the Stock Option Plan in 1999.
(4) Included in these shares are 71,250 shares which are acquirable under the Stock Option Plans in 1999.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                          --------------------------------   ---------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                             -----------------------   -------
                                                                  OTHER                   SECURITIES
                                                                  ANNUAL     RESTRICTED   UNDERLYING    LTIP      ALL OTHER
            NAME AND                       SALARY     BONUS      COMPEN-       STOCK       OPTIONS/    PAYOUTS   COMPENSATION
       PRINCIPAL POSITION          YEAR     ($)        ($)      SATION($)    AWARDS($)     SARS(#)       ($)         ($)
               (A)                 (B)      (C)        (D)         (E)          (F)          (G)         (H)         (I)
---------------------------------  ----   --------   --------   ----------   ----------   ----------   -------   ------------
Lawrence J. Cawley,..............  1998   $396,827   $333,300       0            0          50,000        0                0
  Chairman                         1997   $345,000   $451,400       0            0          25,000        0                0
                                   1996   $345,000   $775,500       0            0         110,000        0                0
Brian P. Campbell,...............  1998   $166,154          0       0            0         100,000        0                0
  President and Chief              1997          0          0       0            0               0        0                0
  Executive Officer                1996          0          0       0            0               0        0                0
Stephen K. Clough,...............  1998   $171,346   $166,625       0            0               0        0       $1,822,606*
  President and Chief              1997   $315,000   $639,300       0            0          35,000        0                0
  Executive Officer                1996   $275,000   $775,500       0            0          90,000        0                0
John F. Brocci,..................  1998   $149,777   $130,700       0            0          25,000        0                0
  Vice President                   1997   $125,525   $205,700       0            0          25,000        0                0
  Administration &                 1996   $118,750   $255,400       0            0          70,000        0                0
  Secretary

---------------

Column (A): Stephen K. Clough resigned June 1998.
            Lawrence J. Cawley served as interim Chief Executive Officer from June -- September 1998.
            Brian P. Campbell became Chief Executive Officer in September 1998.

Column (C): Includes deferrals into the 401(k) plan.

Column (D): Kaydon bonuses are based upon prior year's performance (i.e., earned) and are paid the following year. For presentation in this table the bonus earned is shown as paid in the same year.

Column (G): Reflects the number of Non-qualified Stock Options granted. Kaydon does not have a Stock Appreciation Rights (SAR) Plan.

Column (I): *Represents Stephen K. Clough's severance compensation agreement.
            See page 9 for further explanation.

     The Company has not entered into any employment contract with any of the named Officers or Directors. However, it has entered into Change-in-Control Compensation Agreements with its named executive officers, as described more fully below, and has entered into a Supplemental Executive Retirement Plan ("SERP") as described in the Pension Plan section of this Proxy.

CHANGE IN CONTROL COMPENSATION AGREEMENTS

     Kaydon Corporation originally entered into Change-in-Control Compensation Agreements with certain selected executives in October 1995. In September, 1998, Kaydon entered into modified Change-in-Control Agreements with the three Executive Officers (Messrs. Campbell, Cawley and Brocci) and other certain selected executives. The Change-in-Control Compensation Agreements provide that in the event of (i) the termination by Kaydon of the executive officer's employment within three years after a change in control (as defined in the agreement) of the Company (except for reasons of retirement, death, disability or cause), or (ii) the termination by the officer within three years after a change in control of the Company for specified reasons, such officer will be entitled to termination benefits. The permissible reasons for the executive officer to terminate his employment and receive termination benefits include a substantial reduction in his duties and responsibilities, a reduction in his compensation or benefits package or the transfer of the executive officer to a location requiring a change in his residence or a material increase in the amount of travel normally required.

     The termination benefits to which the Executive Officer is entitled, which coordinate with benefits provided upon a Change-in-Control under the SERP, include three times the executive's annual base salary at the time of termination, payable in a lump sum payment, and certain other benefits provided in the agreement. None of the benefits would be affected or reduced if the officer were to obtain new employment after his termination by Kaydon. The Change-in-Control Compensation Agreements were approved by the Board as reasonable termination compensation for the Executive Officers in order to encourage management to remain with the Company and to continue to devote full attention to Kaydon's business in the event of a threatened change-in-control of the Company.

REPORT OF THE KAYDON CORPORATION COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

     The Compensation Committee of the Board of Directors is composed of Messrs. Breen and Sullivan, both of whom are outside directors. The Committee is responsible for establishing and administering the Company's Executive Compensation Program.

(A) COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's compensation philosophy is designed to support the overall objective of creating value for Kaydon's shareholders through:

          - Hiring, developing, rewarding and retaining talented and productive employees;

          - Emphasizing pay-for-performance by having a significant portion of cash compensation for senior managers and executives at-risk through performance bonus plans based upon financial, operating, strategic and growth objectives; and

          - Providing equity-based incentives for selected employees to ensure they are motivated over the long term to respond to the Company's business challenges and opportunities as owners, as well as employees.

(B) THE PROGRAM IN GENERAL

     Kaydon Corporation's executive pay program is made up of the following elements:

     - Base Salary

          Salaries of Kaydon Corporation officers are listed in the Summary Compensation Table. Each executive officer's performance and salary is reviewed annually by the Compensation Committee. The following considerations are used in determining the appropriate salary level: (a) the individual's sustained performance and contribution to the company; (b) their experience and job mastery; (c) their level of responsibility; (d) internal equity; (e) external pay practices; and (f) the Company's overall financial results.

          The Base Pay component of annual compensation is based upon competitive pay practices of other industrial companies of similar size for persons in comparable positions. The Hewitt Associates Middle Market Index and other national independent published surveys are used to establish salary midpoints for comparable positions within Kaydon. Companies participating in these surveys differ from those companies represented in the comparator group in the Performance Graph on page 13 because Kaydon competes for talent with a broader group of employers than just those in its industry. For example, of the 90 employers participating in the Middle Market Survey, only two are also in the comparator group. Salary range midpoints are generally set at approximately the 50th percentile of the market. An individual executive's base salary may be above or below the salary midpoint depending on such variables as the individual's performance and achievement, experience and job mastery, time in position and overall contributions. The weight given these factors or other performance objectives during the annual review in setting each executive officer's base salary is determined subjectively by the Compensation Committee.

          Kaydon believes that maximum performance can be encouraged through the use of substantial annual incentive programs based upon attaining planned operating and growth goals, with increased proportional rewards for exceeding targets. Except for base pay, all other elements of executive compensation are at risk.

     - Annual Incentive Compensation Program

          Kaydon believes in results. Its incentive compensation program is designed to reward results by providing:

          - incentive compensation that varies in a manner consistent with the financial performance of the Company or business unit; and

          - incentive compensation that effectively rewards corporate and business units and individual performance.

          Kaydon's Management Incentive Compensation (MIC) Program is a combination of Management by Objectives (MBO) and profit sharing that focuses the company and its business units on performance objectives relative to financial, operating and strategic business unit and corporate growth goals which are considered fundamental to the future success of our business(es) and which build shareholder value. Officers and certain other salaried employees are eligible to participate.

          Management's performance, and hence its rewards, are measured in such stockholder terms as Earnings Per Share (EPS), Earnings Before Interest and Taxes (EBIT), and Return On Capital Employed (ROCE).

          The annual bonus pool for the MIC program for executive officers is generated at the rate of $80,000 for each 1% improvement in Kaydon's EPS over the prior year, after reflecting the management incentive compensation annual pool as a cost in arriving at pre-tax income. The Compensation Committee may add to, or delete from, the formula generated pool by up to 25% or $750,000, whichever is greater, at their discretion, based upon their subjective evaluation of non-EPS performance factors. The actual award to executive officers under this program is a function of the number of points each has been awarded under the program multiplied by the dollar amount produced by the Earnings Per Share formula described above. The points assigned to executive officers and the comparison of performance to predetermined specific goals are determined subjectively for each executive officer by the Compensation Committee and approved by the non-employee Directors of the Board. In 1998, Kaydon's EPS improved 16.7% (diluted).

          The total annual payout from Kaydon's Management Incentive Compensation Program for all eligible operations and participants within the Company is limited to no more than 15% of Kaydon's pre-tax earnings.

          All awards under this program for both corporate and business unit participants are subject to review and approval by the Compensation Committee.

     - Employee Stock Options

          Stock options encourage and reward effective management that results in long term corporate financial success as measured by stock price appreciation. Stock options only have value if the price of Kaydon's stock appreciates in value from the date the stock options are granted. Stockholders of Kaydon also benefit from such stock price appreciation.

          Kaydon's Employee Stock Option Plan has two components: incentive stock options and non-qualified stock options. No incentive stock options have been awarded since 1986. To encourage a longer-term perspective, the options cannot be exercised immediately. Further, grants have not been made at an option price less than the market value on the day of the grant. Stock options may be awarded annually consistent with the Company's objective to weight total compensation toward long term equity interest for managers and executive officers with greater opportunity for reward if long term performance is sustained.

          The Employee Stock Option Plan is overseen by the Compensation Committee (which consists of non-employee directors under the Plan). The Plan terms are supplemented by administrative guidelines and internal policies which govern the day-to-day workings of the Plan. However, consideration for and/or the granting of any stock option is within the subjective determination of the Committee and each employee stock option award requires approval by the Compensation Committee.

          Generally, the Compensation Committee reviews stock option grant recommendations each year. In September, 1998 the Committee awarded a total of 351,550 stock option grants to 97 employees.

     - CEO Compensation -- Stephen K. Clough

      Mr. Clough's employment with the Company was terminated on June 24, 1998, and on that date he resigned from the Board of Directors of Kaydon Corporation. Pursuant to the terms of his Separation Agreement, Mr. Clough's total payment upon such termination amounted to $1,822,606, which is comprised of salary continuance, job attainment bonus and stock options exercised at an agreed upon price per share. In addition, Mr. Clough was paid an incentive compensation program bonus of $166,625 in February 1999.

     - CEO Compensation -- Lawrence J. Cawley

      Mr. Cawley is Chairman of the Board. Upon the resignation of Mr. Clough, Mr. Cawley was appointed by the Board of Directors as interim President and Chief Executive Officer to serve until a successor was named. Mr. Cawley served in this capacity from June 1998 to September 1998.

      (o)Base Salary

         Mr. Cawley's base salary, which had not changed since October 1995, was increased 18.8% in consideration of his additional duties, impact to the continuity and leadership of the Company and the extended top management transition that would be necessary. No particular weight was attached to any single factor and the final determination was based upon the Compensation Committee's subjective judgment regarding the circumstances and requirements of the Company and Mr. Cawley's overall contribution to the Company's performance.

      (o)Incentive Compensation

         Mr. Cawley's incentive compensation is determined in the manner described above. Upon the assumption of his additional responsibilities in June 1998, the Compensation Committee re-established Mr. Cawley's points (the Compensation Committee had reduced his points for fiscal years 1997 and 1998) to his prior CEO level and provided this change be effective for the full year. No particular weight was attached to any single factor and the final determination was based upon the Compensation Committee's subjective judgment regarding the circumstances and requirements of the Company and Mr. Cawley's overall contribution to the Company's performance.

      (o)Stock Options

         In 1998 Mr. Cawley was granted options for 50,000 shares of Kaydon stock based upon the Company's continuing performance, his performance and overall contributions to the Company, his leadership through the top management succession, the length of time since his last grant, and the options previously granted. No particular weight was attached to any single factor and the final determination was based on the Compensation Committee's subjective judgment regarding Mr. Cawley's performance and overall contribution, the Company's performance and other factors.

     - CEO Compensation -- Brian P. Campbell

      Brian P. Campbell has been the President and Chief Executive Officer of Kaydon Corporation since September 24, 1998. He has been a member of Kaydon's Board of Directors since September 1995.

      (o)Base Salary

         The Compensation Committee subjectively established Mr. Campbell's base pay on the basis of its evaluation of his prior experience, achievements, time in a comparable position and overall contributions to and the performance of his prior company. The Committee attached no particular weight to any single factor.

      (o)Incentive Compensation

         Mr. Campbell received no incentive compensation for fiscal year 1998. In 1999 Mr. Campbell's incentive compensation will be determined in the manner described above based upon the number of points he is awarded and the dollar amount produced by the program's formula. However, based upon the subjective judgment of the Compensation Committee, it did establish a minimum bonus for 1999 for Mr. Campbell as part of his terms of employment.

      (o)Stock Options

         Mr. Campbell was granted options for 100,000 shares of Kaydon stock in September, 1998 as part of his terms of employment. The Compensation Committee subjectively determined the grant was consistent with its objectives to weight Mr. Campbell's total compensation towards the long term performance improvement of the company.

     - Committee Policy Regarding Compliance with Section 162(m) of the Code

      Section 162(m) of the Internal Revenue Code, effective January 1, 1994, establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000 per year per executive unless such pay is pursuant to qualifying performance-based plans approved by the stockholders of the Company. Compensation as defined includes, among other things, base salary, incentive compensation and gains on stock option transactions.

      The Committee establishes individual executive compensation based primarily upon the Company's performance and competitive considerations. As a result, executive compensation may exceed $1 million in a given year. The Committee will continue to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Compensation Committee deems necessary to compensate executive officers in a manner commensurate with the performance of Kaydon and the competitive environment for executive talent. In particular, the Kaydon Corporation 1993 Stock Option Plan was amended in a manner which the Company believes will continue to allow options granted under the Plan to qualify for the Code's provision for performance-based compensation.

                                          COMPENSATION COMMITTEE:

                                          Gerald J. Breen (Chairman)
                                          Thomas C. Sullivan

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer, Director or member of the Compensation Committee of the Company had any interlocking relationship which would require disclosure in this Proxy Statement.

                            OPTION/SAR GRANTS TABLE

SEPTEMBER 1998 GRANT

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------------------------------------------
                                                                                    POTENTIAL
                                                                                   REALIZABLE
                                                                                VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF     ALTERNATIVE TO
                                                                                   STOCK PRICE        (F) AND (G):
                                                                                APPRECIATION FOR       GRANT DATE
                              INDIVIDUAL GRANTS                                    OPTION TERM           VALUE
-----------------------------------------------------------------------------   -----------------    --------------
         (A)               (B)            (C)            (D)          (E)        (F)        (G)           (H)
                                       % OF TOTAL
                        NUMBER OF       OPTIONS/
                        SECURITIES        SARS
                        UNDERLYING     GRANTED TO    EXERCISE OR                                       GRANT DATE
                       OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION                           PRESENT
        NAME            GRANTED(#)    FISCAL YEAR      ($/SH)         DATE      5%($)     10%($)        VALUE($)
        ----           ------------   ------------   -----------   ----------   ------    -------    --------------
Brian P. Campbell        100,000            28%        24.8125     09/23/2003    --         --           $7.45

Lawrence J. Cawley        50,000            14%        24.8125     09/23/2003    --         --           $7.45

John F. Brocci            25,000             7%        24.8125     09/23/2003    --         --           $7.45

---------------

(1) Column (H) calculation made in accordance with the Black-Scholes option pricing model. The model assumes:
    (a) An option term of five (5) years which is the life of the grant.
    (b) Expected volatility which is calculated using the daily closing price of the stock for the six (6) months immediately preceding the option grant.
    (c) Dividend yield at $.40 per share which is the annualized dividend paid to shareholders on the date of the grant.
    (d) The risk-free rate of return is the average monthly U.S. Treasury note with a maturity date corresponding to the option term (i.e., 5 years).
    (e) No adjustments for non-transferability or risk of forfeiture.
(2) The material terms of the option are as follows: 25% of the option is exercisable one year from the date of the grant and an additional 25% is exercisable each of the following three years. The right to purchase is cumulative. Exercisability may be accelerated upon death, disability, retirement, certain mergers or other corporate events, or a change in control of Kaydon. The option price may be paid in stock or cash.
(3) Column (B) and (C) -- Kaydon does not have a Stock Appreciation Rights (SAR) Plan.
(4) (a) Mr. Campbell received an option grant of 100,000 shares in September, 1998.
    (b) Mr. Cawley received an option grant of 50,000 shares in September, 1998.
    (c) Mr. Brocci received an option grant of 25,000 shares in September, 1998.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE
-------------------------------------------------------------------------------------------------------
                   (A)                          (B)            (C)             (D)             (E)
                                                                            NUMBER OF
                                                                           SECURITIES       VALUE OF
                                                                           UNDERLYING      UNEXERCISED
                                                                           UNEXERCISED    IN-THE-MONEY
                                                                          OPTIONS/SARS    OPTIONS/SARS
                                                                          AT FY-END (#)   AT FY-END ($)
                                               SHARES                     -------------   -------------
                                            ACQUIRED ON       VALUE       EXERCISABLE/    EXERCISABLE/
NAME                                        EXERCISE (#)   REALIZED ($)   UNEXERCISABLE   UNEXERCISABLE
----                                        ------------   ------------   -------------   -------------
Brian P. Campbell.........................     10,000          61,300     (E)        0    (E)          0
                                                                          (U)  100,000    (U)  1,524,750
Lawrence J. Cawley........................     60,000       1,526,250     (E)   91,250    (E)  2,022,335
                                                                          (U)  123,750    (U)  2,029,300
Stephen K. Clough.........................     81,250       1,615,723     (E)        0    (E)          0
                                                                          (U)        0    (U)          0
John F. Brocci............................     12,500         333,590     (E)   43,750    (E)    819,030
                                                                          (U)   78,750    (U)  1,218,163

---------------

Note: Kaydon stock closed at $40.06 on December 31, 1998.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

                            LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------
                                                                             ESTIMATED FUTURE PAYOUTS UNDER
                                                                               NON-STOCK PRICE BASED PLANS
                                                                             -------------------------------
                   (A)                           (B)             (C)            (D)        (E)        (F)
                                              NUMBER OF     PERFORMANCE OR
                                            SHARES, UNITS    OTHER PERIOD
                                              OR OTHER      UNTIL MATURA-    THRESHOLD    TARGET    MAXIMUM
NAME                                         RIGHTS (#)     TION OR PAYOUT   ($ OR #)    ($ OR #)   ($ OR #)
----                                        -------------   --------------   ---------   --------   --------
Brian P. Campbell.........................     0               0               0          0          0
Lawrence J. Cawley........................     0               0               0          0          0
John F. Brocci............................     0               0               0          0          0

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (1993 - 1998) TABLE COMPARISON TABLE

               MEASUREMENT PERIOD                      KAYDON          STANDARD &
             (FISCAL YEAR COVERED)                      CORP           POORS 500         MACHINERY
1993                                                 $100.00            $100.00            $100.00
1994                                                 $117.74            $101.60            $100.60
1995                                                 $151.35            $139.71            $142.55
1996                                                 $237.63            $172.18            $181.32
1997                                                 $332.70            $229.65            $277.66
1998                                                 $412.91            $294.87            $237.19

              - Assumes $100 invested at the close of trading in December, 1993 in Kaydon Corporation common stock, Standard & Poors 500 and Machinery group.
              - Total Return Assumes Reinvestment of Dividends.
              - Based Upon Fiscal Year Ending December 31, 1998.
              - Value Line Machinery Index, published by Value Line, Inc.

                               PENSION PLAN TABLE

     The following table presents information regarding estimated annual benefits payable as a straight life annuity upon retirement to executives named in the Summary Compensation Table.

     FINAL                                        YEARS OF CREDITED SERVICE AT RETIREMENT
    AVERAGE                          -----------------------------------------------------------------
      PAY                               5          10         15         20         25      30 OR MORE
    -------                          --------   --------   --------   --------   --------   ----------
$  100,000.........................  $  6,997   $ 13,995   $ 20,992   $ 27,989   $ 34,986    $ 41,984
$  200,000.........................    14,897     29,795     44,692     59,589     74,486      89,384
$  300,000.........................    22,797     45,595     68,392     91,189    113,986     136,784
$  400,000.........................    30,697     61,395     92,092    122,789    153,486     184,184
$  500,000.........................    38,597     77,195    115,792    154,389    192,986     231,584
$  600,000.........................    46,497     92,995    139,492    185,989    232,486     278,984
$  700,000.........................    54,397    108,795    163,192    217,589    271,986     326,384
$  800,000.........................    62,297    124,595    186,892    249,189    311,486     373,784
$  900,000.........................    70,197    140,395    210,592    280,789    350,986     421,184
$1,000,000.........................    78,097    156,195    234,292    312,389    390,486     468,584
$1,100,000.........................    85,997    171,995    257,992    343,989    429,986     515,984
$1,200,000.........................    93,897    187,795    281,692    375,589    469,486     563,384

     The Table combines benefits paid under the Kaydon Corporation Retirement Plan (the "Retirement Plan") and the Kaydon Corporation Supplemental Executive Retirement Plan (the "SERP").

     Covered compensation is based on salary and bonus as shown in the Summary Compensation Table, except that, prior to January 1, 1997, covered compensation excluded Management Incentive Compensation Plan ("MIC") payments to the employee during the calendar year in excess of 50% of the employee's base rate of pay in effect on the December 31 preceding the date of payment. The 1996 compensation covered by the plans includes MIC compensation paid during 1996 based on 1995 awards.

     Final Average Compensation is the average compensation for the three highest consecutive calendar years during the ten most recent calendar years. Remuneration covered in a particular year includes (1) that year's salary (base pay), and (2) compensation received in that year under the Management Incentive Compensation Plan.

     Federal regulations require that no more than $160,000 in compensation be considered for the calculation of retirement benefits from the Retirement Plan, the Company's qualified defined benefit plan, in 1998. The maximum amount paid from a qualified defined benefit plan cannot exceed $130,000 per year as of January 1, 1998. The Company previously adopted the SERP to address these limitations.

     The SERP is a non-qualified supplemental pension plan for designated executive officers that provides increased benefits that would otherwise be denied because of certain Internal Revenue Code limitations on qualified benefit plans. In general, the SERP provides retirement, early retirement, disability and death benefits based on the benefit formula contained in the Retirement Plan applied to all compensation, reduced by benefits actually provided under the Retirement Plan. In certain cases, additional service credit for purposes of the SERP benefit formula is provided.

     The amounts reported in this Pension Plan Table are the amounts payable at the normal retirement age of 65, in the form of a single life annuity, from the Retirement Plan and the SERP for officers and other key executives. The amounts shown are not subject to reduction for Social Security benefits but are reduced by any pension benefits payable from other Company plans. A participant may retire as early as age 55, but benefits payable at early retirement are subject to reductions that approximate actuarial values (except that benefits under the SERP are not reduced on retirement at age 62 or later).

     For each of the following officers of Kaydon, the credited Years of Service under the Retirement Plan and the SERP, as of December 31, 1998, and the remuneration received during 1998 covered by the Plans were, respectively, as follows: Mr. Cawley, 13 years plus 13 additional years of credit under the SERP and

$1,160,727; Mr. Campbell, 0 years plus 10 future service years and $166,154; and Mr. Brocci, 10 years plus 10 additional years of credit under the SERP and $357,015.

                     BOARD OF DIRECTORS PROPOSAL TO APPROVE
           THE KAYDON CORPORATION 1999 LONG TERM STOCK INCENTIVE PLAN

     The Board of Directors has adopted and is presenting for stockholder approval the Kaydon Corporation 1999 Long Term Stock Incentive Plan (the "1999 Plan"). The 1999 Plan is designed to encourage selected employees of, and Consultants to, Kaydon Corporation (the "Company") and its subsidiaries to acquire a proprietary interest in the Company's growth and performance in order to provide an increased incentive for such individuals to contribute to the Company's future success and prosperity. The Board believes the 1999 Plan will enhance the ability of the Company and its subsidiaries to attract and retain highly qualified individuals upon whom the Company's sustained progress, growth and profitability depend, thus enhancing the value of the Company for the benefit of its stockholders. The following summary is qualified in its entirety by reference to the full text of the 1999 Plan attached to this Proxy Statement as Annex A.

     The Company's 1993 Stock Option Plan (the "Old Plan") has an aggregate of approximately 570,000 shares remaining available for awards. See "Compensation of Executive Officers" for information on options granted to certain of the Company's executive officers under the Old Plan. The Board of Directors believes that the Old Plan should be replaced with the more flexible 1999 Plan, and that the institution of the 1999 Plan, which makes additional shares available for future awards and options, is now advisable. Accordingly, the Board of Directors has adopted the 1999 Plan and recommends approval by the stockholders. The 1999 Plan authorizes the granting of awards from the date of its approval by stockholders until the shares authorized for issuance thereunder have been exhausted. After the 1999 Plan is approved by stockholders, no further awards will be made under the Old Plan.

GENERAL INFORMATION

     The 1999 Plan provides for greater flexibility to the Company than the Old Plan by permitting, among other things, additional types of awards and greater latitude as to the terms and conditions of awards, by allowing any awards to be granted either alone or in combination with or substitution for other awards and by increasing the number of shares available for awards. Employees of, and consultants to, the Company and its subsidiaries are eligible to receive awards under the 1999 Plan. A subsidiary is defined in the 1999 Plan as any entity in which the Company has a 50% or greater equity interest and any other entity in which the Committee administering the 1999 Plan determines the Company has a significant equity interest.

     The 1999 Plan permits granting awards for: (i) stock options, including incentive stock options ("ISOs") meeting the requirements of Section 422 of the Code and restoration options described below, (ii) stock appreciation rights ("SARs"), (iii) restricted stock and restricted stock units, (iv) performance awards, (v) dividend equivalents, and (vi) other awards valued in whole or in part by reference to or otherwise based on Company Common Stock ("other stock-based awards"). The 1999 Plan will be administered by a Committee composed of at least two of the Company's Directors, each of whom must be a "non-employee director" as such term is defined in Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will have the authority to establish rules for the administration of the 1999 Plan; to select the employees and consultants (as defined in the 1999 Plan) to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award. Determinations and interpretations of the Committee will be binding on all parties. Because awards under the 1999 Plan are made at the discretion of the Committee, benefits to be received by the participants for 1999 and the benefits that would have been received by the participants for 1998 cannot be determined or quantified at this time. The Board may amend, alter or discontinue the 1999 Plan at any time. No amendment may impair the rights of any outstanding award holder without such holder's consent.

     Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise or vesting the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee shall determine. No participant may receive stock options in any three calendar years that relate to more than 500,000 shares of Company Common Stock. Any shares of stock deliverable under the 1999 Plan may consist in whole or in part of authorized and unissued shares or treasury shares. Subject to certain limited exceptions and the authority of the committee to determine otherwise, awards under the 1999 Plan may not be transferred. The 1999 Plan provides that immediately upon certain events constituting a change in control of the Company the vesting of all rights of participants accelerates and all restrictions on awards terminate.

     The Committee establishes the purchase price per share for options, the term of options, the time at which they may be exercised and such other terms as the committee deems appropriate. Unless the Committee determines otherwise, payment of the purchase price in full in cash is required upon option exercise, and options may be exercised for only a limited period of time following termination of the employment or consulting relationship (up to one year in the event of death). If the exercise price of an option granted under the 1999 Plan or of any other option is paid in Company Common Stock, the Committee may grant the exercising optionee a restoration option covering a number of shares equal to the number of shares delivered upon such exercise. The closing price of Company Common Stock on March 5, 1999, was $30.75 per share.

     The holder of an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the committee shall so determine in the case of any SAR not related to an ISO, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant price of the SAR.

     A restricted stock award may provide the recipient with all of the rights of a stockholder of the Company, including the right to vote the shares and to receive any dividends. Restricted stock and restricted stock units generally will be subject to certain forfeiture conditions and may not be transferred by the recipient until such restrictions lapse. In general, unless the committee determines otherwise all shares of restricted stock are forfeited upon termination of the employment or consulting relationship during the restricted period, except that if termination is due to death or permanent and total disability all restrictions lapse immediately and if termination of employment is due to retirement the restrictions continue to lapse in the same manner as though employment had not terminated.

     Performance awards will provide the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, such holder, in whole or in part, upon the achievement of such performance goals during such performance periods as the committee shall establish. Dividend equivalents will entitle the holder thereof to receive payments equivalent to dividends or interest with respect to a specified number of shares. The committee is also authorized to establish the terms and conditions of other stock-based awards.

     There are 2,000,000 shares of Company Common Stock initially available for issuance under the 1999 Plan. In addition, if the Company acquires shares of Company Common Stock as full or partial payment for the exercise of any option granted or acquires shares in connection with the 1999 Plan or any other employee stock option or restricted stock issued by the Company, in open-market transactions or otherwise, up to 2,000,000 of such shares may be included in the number of shares available for awards under the 1999 Plan. If any shares subject to an award under the 1999 Plan are forfeited or if any such award terminates, the shares previously covered by such award are considered as acquired shares and may be available for future awards under the 1999 Plan, subject to the foregoing limitation.

     If another company is acquired by the Company or an affiliate in the future, any awards made and any of the Company's shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted under the 1999 Plan but would not decrease the number of shares available for grant under the 1999 Plan, except with respect to individuals subject to Section 16 of the

Exchange Act. Except for such awards and except to avoid double counting with respect to certain awards granted in tandem with or in substitution for other awards granted under the 1999 Plan, all awards granted will be counted against the overall limits on the number of shares available pursuant to procedures to be specified by the Committee.

     If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares, then the Committee may in such manner as it deems equitable, adjust (1) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (2) outstanding awards, including without limitation the number and type of shares (or other securities or property) subject thereto, and (3) the grant, purchase or exercise price with respect to any award, and may make provision for a cash payment to the holder of an outstanding award. The Committee will also be authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles.

     The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1999 Plan or in any award in the manner and to the extent it shall deem desirable to carry the 1999 Plan into effect. Nothing contained in the 1999 Plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principle federal income tax consequences generally applicable to awards under the 1999 Plan. The grant of a stock option or SAR will generally create no immediate tax consequences for the recipient, or the Company or an affiliate employing such individual. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternate minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercising a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price, and the employer will then be entitled to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares or other property received are taxable to the recipient as ordinary income and that amount is also deductible by the employer.

     The tax consequence to an optionee of a disposition of shares acquired through the exercise of an SAR or a stock option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or by exercising as SAR or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     With respect to other awards granted under the 1999 Plan that are settled either in cash or in shares or other property that is either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares or other property received (determined as of the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount (if any) paid for such shares or other property by the participant and the employer will then be entitled to a deduction for the same amount.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE KAYDON CORPORATION 1999 LONG TERM STOCK INCENTIVE PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of Kaydon has selected Arthur Andersen LLP independent public accountants, to audit Kaydon's consolidated financial statements for the year ending December 31, 1998. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders present.

                      PROPOSALS BY HOLDERS OF COMMON STOCK

     Any proposal which a shareholder of Kaydon desires to have included in the proxy relating to the 2000 Annual Meeting of Shareholders must be received by Kaydon at its corporate offices (sent to the attention of the Corporate Secretary) no later than October 31, 1999. The Corporate offices of Kaydon are located at 19345 U.S. 19 North, Suite 500, Clearwater, Florida 33764-3148. It is anticipated the corporate offices will be relocated to 315 East Eisenhower Parkway, Suite 300, Ann Arbor, Michigan 48108, by June 1, 1999.

                           EXPENSES AND OTHER MATTERS

EXPENSES OF SOLICITATION

     Kaydon will pay the costs of preparing, assembling and mailing this proxy statement and the material enclosed herewith. Kaydon has requested brokers, nominees, fiduciaries and other custodians who hold shares of its common stock in their names to solicit proxies from their clients who own such shares, and Kaydon has agreed to reimburse them for their expenses in so doing.

     In addition to the use of the mails, certain officers, directors and regular employees of Kaydon, at no additional compensation, may request the return of proxies by personal interview or by telephone or telegraph.

OTHER ITEMS OF BUSINESS

     The management does not intend to present any further items of business to the meeting, and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                          John F. Brocci
                                          Vice President Administration and
                                          Secretary

March 18, 1999

PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE.

                                                                         ANNEX A
                               KAYDON CORPORATION
                      1999 LONG TERM STOCK INCENTIVE PLAN

SECTION 1.  PURPOSES

     The purposes of the 1999 Long Term Stock Incentive Plan (the "Plan") are to encourage selected employees of, and Consultants to, Kaydon Corporation (the "Company") and its Subsidiaries to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company's future success and prosperity, and enhance the ability of the Company and its Subsidiaries to attract and retain highly qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.

SECTION 2.  DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

          (b) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (d) "Committee" shall mean the Compensation Committee of the Company, each of the members of which is a "non-employee director" within the meaning of Rule 16b-3.

          (e) "Consultant" shall mean any individual performing bona fide services for the Company (other than services in connection with the offer or sale of securities in a capital-raising transaction) including former and prospective employees of the Company and any other individuals designated as such by the Committee.

          (f) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

          (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (h) "Incentive Stock Option" shall mean an Option granted under
     Section 6(a) of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

          (i) "Non-Qualified Stock Option" shall mean an Option granted under
     Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (j) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (k) "Other Stock-Based Award" shall mean any right granted under
     Section 6(f) of the Plan.

          (l) "Participant" shall mean an employee of, or Consultant to, the Company or any Subsidiary designated to be granted an Award under the Plan.

          (m) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

          (n) "Permanent and Total Disability" shall mean that the Participant
     (i) is unable to perform the essential functions of his or her job for more than one-hundred eighty (180) days, and (ii) is eligible for, and has started to receive, social security disability benefits. The determination of the Participant's satisfaction of (i) and (ii) in the preceding sentence shall be made at the sole discretion of the Committee.

          (o) "Restricted Period" shall mean the period of time during which Awards of Restricted Stock or Restricted Stock Units are subject to restrictions.

          (p) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

          (q) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

          (r) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

          (s) "Section 16" shall mean Section 16 of the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or any successor provision, rule or regulation.

          (t) "Shares" shall mean the Company's common stock, par value $.10 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
     Section 4(c) of the Plan.

          (u) "Stock Appreciation Right" shall mean any right granted under
     Section 6(b) of the Plan.

          (v) "Subsidiary" shall mean any entity in which the Company has a fifty percent (50%) or greater equity interest and any other entity in which the Committee determines the Company has a significant equity interest.

SECTION 3.  ADMINISTRATION

     The Committee shall administer the Plan, and subject to the terms of the Plan and applicable law, the Committee's authority shall include without limitation the power to:

          (a) designate Participants;

          (b) determine the types of Awards to be granted;

          (c) determine the number of Shares to be covered by Awards and any payments, rights or other matters to be calculated in connection therewith;

          (d) determine the terms and conditions of Awards and amend the terms and conditions of outstanding Awards;

          (e) determine how, whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; provided, however, that the Committee shall not accept the tender of Shares that have been held by the Participant for less than six months;

          (f) determine how, whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

          (g) determine the methods or procedures for establishing the fair market value of any property (including, without limitation, any Shares or other securities) transferred, exchanged, given or received with respect to the Plan or any Award;

          (h) prescribe and amend the forms of Award Agreements and other instruments required under or advisable with respect to the Plan;

          (i) designate Options granted to key employees of the Company or its Subsidiaries as Incentive Stock Options;

          (j) interpret and administer the Plan, Award Agreements, Awards and any contract, document, instrument or agreement relating thereto;

          (k) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan;

          (l) decide all questions and settle all controversies and disputes which may arise in connection with the Plan, Award Agreements and Awards;

          (m) make any other determination and take any other action that the Committee deems necessary or desirable for the interpretation, application and administration of the Plan, Award Agreements and Awards.

All designations, determinations, interpretations and other decisions under or with respect to the Plan, Award Agreements or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, Subsidiaries, Participants, beneficiaries of Awards and stockholders of the Company.

SECTION 4.  SHARES AVAILABLE FOR AWARDS

          (a) Shares Available.  Subject to adjustment as provided in Section
     4(c):

             (i) Initial Authorization. There shall be 2,000,000 Shares initially available for issuance under the Plan.

             (ii) Acquired Shares. In addition to the amount set forth above, up to 2,000,000 Shares acquired by the Company subsequent to the effectiveness of the Plan as full or partial payment for the exercise price for an Option or any other stock option granted by the Company, or acquired by the Company, in open market transactions or otherwise, in connection with the Plan or any Award hereunder or any other employee stock option or restricted stock issued by the Company may thereafter be included in the Shares available for Awards. If any Shares covered by an Award or to which an Award relates are forfeited, or if an Award expires, terminates or is canceled, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan by reason of such Award, to the extent of any such forfeiture, expiration, termination or cancellation, may thereafter be available for further granting of Awards and included as acquired Shares for purposes of the preceding sentence.

             (iii) Accounting for Awards.  For purposes of this Section 4,

             (A) if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan to the extent determinable on such date and insofar as the number of Shares is not then determinable under procedures adopted by the Committee consistent with the purposes of the Plan; and

             (B) Dividend Equivalents and Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

        provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or restricted stock awards or stock options granted under any other plan of the Company may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company or its Subsidiaries, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding restricted stock awards or stock options previously granted by an acquired company shall not, except in the case of Awards granted to Participants who are directors or officers of the Company for purposes of Section 16, be counted against the Shares available for granting Awards under the Plan.

             (iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Shares or of Shares reacquired by the Company, including but not limited to Shares purchased on the open market.

          (b) Individual Stock-Based Awards. Subject to adjustment as provided in Section 4(c), no Participant may receive stock-based Awards under the Plan during any three consecutive calendar years that relate to more than 500,000 Shares. No provision of this Paragraph 4(b) shall be construed as limiting the amount of any cash-based Award which may be granted to any Participant.

          (c) Adjustments. Upon the occurrence of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), change in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or extraordinary transaction or event which affects the Shares, then the Committee shall have the authority to make such adjustment, if any, in such manner as it deems appropriate, in (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) outstanding Awards including without limitation the number and type of Shares (or other securities or property) subject thereto, and (iii) the grant, purchase or exercise price with respect to outstanding Awards and, if deemed appropriate, make provision for cash payments to the holders of outstanding Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5.  ELIGIBILITY

     Any employee of, or Consultant to, the Company or any Subsidiary, including any officer of the Company (who may also be a director, but excluding a member of the Committee, any person who serves only as a director of the Company and any Consultant to the Company or a Subsidiary who is also a director of the Company and who is not rendering services pursuant to a written agreement with the entity in question), as may be selected from time to time by the Committee or by the directors to whom authority may be delegated pursuant to Section 3 hereof in its or their discretion, is eligible to be designated a Participant.

SECTION 6.  AWARDS

          (a) Options. The Committee is authorized to grant Options to Participants.

             (i) Committee Determinations. Subject to the terms of the Plan, the Committee shall determine:

                (A) the purchase price per Share under each Option;

                (B) the term of each Option; and

                (C) the time or times at which an Option may be exercised, in whole or in part, the method or methods by which and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

     Subject to the terms of the Plan, the Committee may impose such conditions or restrictions on any Option as it deems appropriate.

             (ii) Other Terms.  Unless otherwise determined by the Committee:

                (A) A Participant electing to exercise an Option shall give written notice to the Company, as may be specified by the Committee, of exercise of the Option and the number of Shares elected for exercise, such notice to be accompanied by such instruments or documents as may be required by the Committee, and shall tender the purchase price of the Shares elected for exercise.

                (B) At the time of exercise of an Option payment in full in cash shall be made for all Shares then being purchased. At the discretion of the Committee, as set forth in a Participant's Award Agreement, any Option granted under the Plan may be deemed exercised by delivery to the Company of a properly executed exercise notice, acceptable to the Committee, together with irrevocable instructions to the Participant's broker to deliver to the Company sufficient cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm.

                (C) The Company shall not be obligated to issue any Shares unless and until:

                    (1) if the class of Shares at the time is listed upon any
               stock exchange, the Shares to be issued have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, and

                    (2) in the opinion of the Company's counsel there has been compliance with applicable law in connection with the issuance and delivery of Shares and such issuance shall have been approved by the Company's counsel.

           Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as the Company's counsel may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as shall be in accordance with law and that the Participant will notify the Company of any intent to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as and when Shares have been actually issued to the Participant pursuant to the Plan.

                (D) If the employment of, or consulting arrangement with, a Participant terminates for any reason (including termination by reason of the fact that an entity is no longer a Subsidiary) other than the Participant's death, the Participant may thereafter exercise the Option as provided below, except that the Committee may terminate the unexercised portion of the Option concurrently with or at any time following termination of the employment or consulting arrangement (including termination of employment upon a change of status from employee to Consultant) if it shall determine that the Participant has engaged in any activity detrimental to the interests of the Company or a Subsidiary. If such termination is voluntary on the part of the Participant, the option may be exercised only within ten days after the date of termination. If such termination is involuntary on the part of the Participant, if an employee retires or if the employment or consulting relationship is terminated by reason of Permanent and Total Disability, the Option may be exercised within three months after the date of termination or retirement; provided, however, that at the Committee's discretion, Options held by a retiree of the Company may continue to vest in accordance with the Option vesting schedule in effect prior to such Participant's retirement (however any Incentive Stock Option would automatically convert to a Non-Qualified Option after the three-month period after retirement). For purposes of this Paragraph (D), a Participant's employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Subsidiaries, or (iii) by virtue of a change of status from employee to Consultant or from Consultant to employee, except as provided above.

                (E) If a Participant dies at a time when entitled to exercise an Option, then at any time or times within one year after death such Option may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to death. The Company may decline to deliver Shares to a designated beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Except as so exercised such Option shall expire at the end of such period.

                (F) An Option may be exercised only if and to the extent such Option was exercisable at the date of termination of employment or the consulting arrangement, and an Option may not be exercised at a time when the Option would not have been exercisable had the employment or consulting arrangement continued.

             (iii) Restoration Options. The Committee may grant a Participant the right to receive a restoration Option with respect to an Option or any other option granted by the Company. Unless the Committee shall otherwise determine, a restoration Option shall provide that the underlying option must be exercised while the Participant is an employee of or Consultant to the Company or a Subsidiary and the number of Shares which are subject to a restoration Option shall not exceed the number of whole Shares exchanged in payment of the original option.

          (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the fair market value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (ii) the grant price of the right as specified by the Committee. Subject to the terms of the Plan, the Committee shall determine the grant price, term, methods of exercise and settlement and any other terms and conditions of any Stock Appreciation Right and may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

          (c) Restricted Stock and Restricted Stock Units.

             (i) Issuance. The Committee is authorized to grant to Participants Awards of Restricted Stock, which shall consist of Shares, and Restricted Stock Units which shall give the Participant the right to receive cash, other securities, other Awards or other property, in each case subject to the termination of the Restricted Period determined by the Committee.

             (ii) Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of Shares covered by the same Award. Subject to the terms of the Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise. Unless the Committee shall otherwise determine, any Shares or other securities distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Shares shall be subject to the restrictions contained in the applicable Award Agreement. Subject to the aforementioned restrictions and the provisions of the Plan, Participants shall have all of the rights of a stockholder with respect to Shares of Restricted Stock.

             (iii) Registration. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates.

             (iv) Forfeiture.  Except as otherwise determined by the Committee:

                (A) If the employment of, or consulting arrangement with, a Participant terminates for any reason (including termination by reason of the fact that any entity is no longer a Subsidiary), other than the Participant's death or Permanent and Total Disability or, in the case of an employee, retirement, all Shares of Restricted Stock theretofore awarded to the Participant which are still subject to restrictions shall upon such termination of employment or the consulting relationship be forfeited and transferred back to the Company. Notwithstanding the foregoing or Paragraph (C) below, if a Participant continues to hold an Award of Restricted Stock following termination of the employment or consulting arrangement (including retirement and termination of employment upon a change of status from employee to Consultant), the Shares of Restricted Stock which remain subject to restrictions shall nonetheless be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the Participant has engaged in any activity detrimental to the interests of the Company or a Subsidiary. For purposes of this Paragraph (A), a Participant's employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Subsidiaries, or
           (iii) by virtue of a change of status from employee to Consultant or from Consultant to employee, except as provided above.

                (B) If a Participant ceases to be employed or retained by the Company or a Subsidiary by reason of death or Permanent and Total Disability or if following retirement a Participant continues to have rights under an Award of Restricted Stock and thereafter dies, the restrictions contained in the Award shall lapse with respect to such Restricted Stock.

                (C) If an employee ceases to be employed by the Company or a Subsidiary by reason of retirement, the restrictions contained in the Award of Restricted Stock shall continue to lapse in the same manner as though employment had not terminated.

                (D) At the expiration of the Restricted Period as to Shares covered by an Award of Restricted Stock, the Company shall deliver the Shares as to which the Restricted Period has expired, as follows:

                    (1) if an assignment to a trust has been made in accordance with Section 6(g)(iv)(B)(1)(c), to such trust; or

                    (2) if the Restricted Period has expired by reason of death and a beneficiary has been designated in a form approved by the Company, to the beneficiary so designated; or

                    (3) in all other cases, to the Participant or the legal
               representative of the Participant's estate.

          (d) Performance Awards. The Committee is authorized to grant Performance Awards to Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property, and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and other terms and conditions shall be determined by the Committee.

          (e) Dividend Equivalents. The Committee is authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

          (f) Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants to persons who are subject to
     Section 16 must comply with the provisions of Rule 16b-3. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof, as the Committee shall determine.

          (g) General.

             (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

             (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under another plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

             (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

             (iv) Limits on Transfer of Awards.

                (A) Except as the Committee may otherwise determine, no Award or right under any Award may be sold, encumbered, pledged, alienated, attached, assigned or transferred in any manner and any attempt to do any of the foregoing shall be void and unenforceable against the Company.

                (B) Notwithstanding the provisions of Paragraph (A) above:

                    (1) Except as set forth in Paragraph (2) below, a
               Participant may assign or transfer a Non-Qualified Stock Option or rights under an Award of Restricted Stock or Restricted Stock
               Units:

                        (a) to a beneficiary designated by the Participant in
                   writing on a form approved by the Committee;

                        (b) by will or the applicable laws of descent and
                   distribution to the personal representative, executor or administrator of the Participant's estate; or

                        (c) to a revocable grantor trust established by the
                   Participant for the sole benefit of the Participant during the Participant's life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Awards shall revert to and remain solely in the Participant. Notwithstanding a qualified assignment, the Participant, and not the trust to which rights under such an Award may be assigned, for the purpose of determining compensation arising by reason of the Award, shall continue to be considered an employee or Consultant, as the case may be, of the Company or a Subsidiary, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.

                    (2) The Committee shall not permit directors or officers of the Company for purposes of Section 16 to transfer or assign Awards except as permitted under Rule 16b-3.

                (C) The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the Participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the Participant, the personal representatives of the Participant's estate and all persons asserting a claim based on an Award. The delivery by a Participant of a beneficiary designation, or an assignment of rights under an Award as permitted hereunder, shall constitute the Participant's irrevocable undertaking to hold the Committee, the Company and its officers, agents and employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the Participant) which may be asserted or alleged to be based on an Award, subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver Shares to a beneficiary until it receives indemnity against claims of third parties satisfactory to the Company.

             (v) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

             (vi) Change in Control.

                (A) Notwithstanding any of the provisions of this Plan or instruments evidencing Awards granted hereunder, upon a Change in Control (as hereinafter defined) the vesting of all rights of Participants under outstanding Awards shall be accelerated and all restrictions thereon shall terminate in order that Participants may fully realize the benefits thereunder. Such acceleration shall include, without limitation, the immediate exercisability in full of all Options and the termination of restrictions on Restricted Stock and Restricted Stock Units. Further, in addition to the Committee's authority set forth in Section 4(c), the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control.

                (B) A Change in Control shall occur if:

                    (1) any "person" or "group of persons" as such terms are
               used in Sections 13(d) and 14(d) of the Exchange Act, other than pursuant to a transaction or agreement previously approved by the Board of Directors of the Company, directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition) of voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company; or

                    (2) during any period of twenty-four consecutive calendar
               months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof.

             (vii) Cash Settlement. Notwithstanding any provision of this Plan or of any Award Agreement to the contrary, any Award outstanding hereunder may at any time be canceled in the Committee's sole discretion upon payment of the value of such Award to the holder thereof in cash or in another Award hereunder, such value to be determined by the Committee in its sole discretion.

SECTION 7.  AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a) Amendments to the Plan. The Board of Directors of the Company may amend the Plan and the Board of Directors or the Committee may amend any outstanding Award; provided, however, that without the consent of affected Participants, no amendment of the Plan or of any Award may impair the rights of Participants under outstanding Awards.

          (b) Waivers. The Committee may waive any conditions or rights under any Award theretofore granted, prospectively or retroactively, without the consent of any Participant.

          (c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

          (d) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to effectuate the Plan.

SECTION 8.  GENERAL PROVISIONS

          (a) No Rights to Awards. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards of the same type and the determination of the Committee to grant a waiver or modification of any Award and the terms and conditions thereof need not be the same with respect to each Participant.

          (b) Withholding. The Company or any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards or other property) of withholding taxes due in respect of an Award, its exercise or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all obligations for the payment of such taxes. In no event shall the Company or any Subsidiary withhold from an Award under the Plan more Shares than are required to meet the established minimum tax withholding requirements of federal, state and local obligations.

          (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

          (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or other written agreement with the Participant.

          (e) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

          (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

          (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

          (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9.  EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of the date of its approval by the Company's stockholders.

PROXY                          KAYDON CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 30, 1999
      SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KAYDON CORPORATION

    The undersigned hereby appoints LAWRENCE J. CAWLEY and JOHN F. BROCCI, and each of them, the proxies of the undersigned, with power of substitution in each, to vote all stock of Kaydon Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held at Tampa Airport Marriott Hotel, Tampa International Airport, Tampa, Florida on Friday, April 30, 1999 at 10:00 AM, Eastern time, and at any adjournment thereof.

    Gerald J. Breen, Brian P. Campbell, Lawrence J. Cawley, Thomas C. Sullivan and B. Joseph White have been nominated for election as Directors. Your vote for the five directors may be indicated below.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. TO ENSURE THIS PROXY IS PROPERLY EXECUTED, EACH STOCKHOLDER SHOULD REVIEW THE PROXY STATEMENT SECTION ENTITLED QUORUM AND VOTE REQUIREMENTS, PAGE 3, BEFORE MARKING THIS CARD. PLEASE MARK BOX O OR [SHADE IN BOX] OR [X] .

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

1. Election of Directors:

[ ]  FOR all nominees (except as   [ ]  AUTHORITY WITHHELD for all.  [ ]  AUTHORITY WITHHELD for the following only
     listed to the contrary).                                             (write each nominee's name in the space
                                                                          below).

--------------------------------------------------------------------------------
                                    Name(s)
                (Continued and to be signed on the reverse side)

2. Proposal to approve the Kaydon Corporation 1999 Long Term Stock Incentive
Plan:

    [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

3. In their discretion, on other matters which properly come before the meeting or any postponement or adjournment thereof.

    You are urged to date, sign, and return promptly this proxy in the envelope provided. It is important for you to be represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

                                                Dated:                   1999
                                                      ------------------,


                                               --------------------------------
                                                            Signature

                                               --------------------------------

                                                   Signature if held jointly

                                                IMPORTANT: Please sign exactly
                                                as your name or names appear
                                                hereon. If signing as an
                                                attorney, executor,
                                                administrator, trustee,
                                                guardian, or in some other
                                                representative capacity, or as
                                                officer of a corporation, please
                                                indicate your capacity or full
                                                title. For joint accounts, all
                                                tenants should sign.